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                                                                EXHIBIT 99.2

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
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NEWS
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              Shareholders Approve Parent Company Name Change to
                       Morgan Stanley Dean Witter & Co.

Orlando, FL -- March 24 -- Effective at the close of business today, Morgan Stanley, Dean Witter, Discover & Co. (NYSE:MWD) will be named Morgan Stanley Dean Witter & Co. As expected, shareholders approved the proposed name change at the Company's Annual Meeting of Shareholders today in Orlando. The company's stock symbol ---"MWD"----- remains unchanged.

Morgan Stanley Dean Witter & Co. is a global financial firm and a market leader in securities, asset management, and credit and transaction services. The Company has offices in New York, London, Hong Kong and other principal financial centers around the world and has 399 securities branch offices throughout the United States.


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